Exhibit 99.2
FINANCIAL GUIDANCE
In our first quarter 2007 Earnings Conference Call to be held at 12:00 Noon (EST) on February 22, 2007, we will provide the following guidance regarding our expected results of operations for our fiscal year ending October 31, 2007. These forecasts are subject to many risks, uncertainties and assumptions and may vary significantly from the actual results, as further noted below. Information with respect to quarterly data is subject to even greater fluctuation and risk. We undertake no obligation to publicly update the information provided due to changes in economic conditions, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted. We suggest that you listen to the conference call in its entirety. The conference call in its entirety can be heard via the Investor Relations portion of our website, www.tollbrothers.com, until May 8, 2007.
For ease of reference, we have included the actual results for fiscal 2006 and the first quarter of fiscal 2007. The columns designated as “Low” and “High” represents the low and high ends of the ranges for unit deliveries of homes, average delivered price of homes, land sales revenues, percentage of completion revenues, cost of revenue by line as a percentage of the applicable revenue and selling, general and administrative expenses (“SG&A”) as a percentage of total revenues expected for fiscal 2007. We expect that the actual results of operations will be somewhere in between the low end and the high end of the ranges provided.
Unit deliveries of homes, average delivered price of homes, land sales and percentage of completion revenues in fiscal 2007 are expected to be:
Revenues
     Traditional home sales
          Unit deliveries

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	1,879	1,559
Quarter ending April 30	2,063		1,450	1,750
Quarter ending July 31	2,157		1,450	1,750
Quarter ending October 31	2,502		1,550	1,950
Year	8,601		6,000	7,000
          Average delivered price

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	$680,526	$676,162
Quarter ending April 30	$678,855		$670,000	$680,000
Quarter ending July 31	$690,267		$665,000	$675,000
Quarter ending October 31	$710,263		$670,000	$680,000
Year	$691,218		$670,000	$680,000
     Percentage of completion revenues (in thousands)

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	$57,569	$33,085
Quarter ending April 30	$39,955		$70,000	$75,000
Quarter ending July 31	$41,163		$40,000	$45,000
Quarter ending October 31	$31,424		$35,000	$40,000
Year	$170,111		$180,000	$195,000

Land sales (in thousands)

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	$4,678	$3,390
Quarter ending April 30	$2,100		$1,250	$1,250
Quarter ending July 31	$1,145		$1,250	$1,250
Quarter ending October 31	$250		$1,250	$1,250
Year	$8,173		$7,000	$7,000
Cost of revenues for home sales, land sales and percentage of completion revenues as a percentage of the applicable revenues and interest as a percentage of total revenues in fiscal 2007 are expected to be:
Cost of revenues
          Traditional home sales

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	69.14%	80.29%
Quarter ending April 30	69.73%		76.50%	75.75%
Quarter ending July 31	70.66%		78.25%	77.50%
Quarter ending October 31	75.99%		79.00%	78.25%
Year	71.71%		78.55%	77.90%
          Percentage of completion

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	82.24%	78.27%
Quarter ending April 30	78.03%		75.00%	75.00%
Quarter ending July 31	77.73%		75.00%	75.00%
Quarter ending October 31	69.21%		75.00%	75.00%
Year	77.75%		75.00%	75.00%
          Land sales

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	82.01%	30.59%
Quarter ending April 30	100.14%		80.00%	80.00%
Quarter ending July 31	78.86%		80.00%	80.00%
Quarter ending October 31	62.05%		80.00%	80.00%
Year	85.62%		60.00%	60.00%
          Interest

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	2.14%	2.08%
Quarter ending April 30	2.07%		2.10%	2.10%
Quarter ending July 31	1.95%		2.10%	2.10%
Quarter ending October 31	1.85%		2.10%	2.10%
Year	1.99%		2.10%	2.10%
Included in Cost of revenues — traditional home sales is actual inventory write-downs of $96.9 million in the first quarter of fiscal 2007 and estimated inventory write-downs of $20 million in each of the second, third and fourth quarters of fiscal 2007 although we currently do not know of any required write-downs other then those taken in the first quarter of fiscal 2007.

Selling, general and administrative expenses as a percentage of total revenues in fiscal 2007 are expected to be:

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	10.38%	12.31%
Quarter ending April 30	9.85%		11.80%	11.30%
Quarter ending July 31	9.67%		11.80%	11.40%
Quarter ending October 31	7.96%		10.90%	10.50%
Year	9.36%		11.70%	11.30%
Income from unconsolidated entities for fiscal 2007 is expected to be approximately (in thousands):

	2006	2007	2007
	Actual	Actual	Estimated
	(in thousands)
Quarter ended January 31	$16,569	$6,792
Quarter ending April 30	$12,824		$6,000
Quarter ending July 31	$7,269		$5,000
Quarter ending October 31	$11,699		$5,000
Year	$48,361		$22,800
Interest and other income for fiscal 2007 is expected to be approximately (in thousands):

	2006	2007	2007
	Actual	Actual	Estimated
	(in thousands)
Quarter ended January 31	$11,327	$28,960
Quarter ending April 30	$10,966		$10,000
Quarter ending July 31	$9,699		$5,000
Quarter ending October 31	$20,672		$5,000
Year	$52,664		$49,000
Our effective income tax rate for fiscal 2007 is expected to be approximately:

	2006	2007	2007
	Actual	Actual	Estimated
Quarter ended January 31	38.32%	37.71%
Quarter ending April 30	38.53%		39.00%
Quarter ending July 31	38.78%		39.00%
Quarter ending October 31	40.31%		39.00%
Year	39.00%		38.80%
Our net income for fiscal 2007 is expected to be approximately (in thousands):

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
	(in thousands)
Quarter ended January 31	$163,850	$54,316
Quarter ending April 30	$174,937		$71,400	$93,900
Quarter ending July 31	$174,632		$55,000	$74,200
Quarter ending October 31	$173,794		$59,400	$83,200
Year	$687,213		$240,000	$305,000

Diluted earnings per share for fiscal 2007 is expected to be approximately:

	2006	2007	2007 Estimated
	Actual	Actual	Low	High
Quarter ended January 31	$0.98	$0.33
Quarter ending April 30	$1.06		$0.43	$0.57
Quarter ending July 31	$1.07		$0.33	$0.45
Quarter ending October 31	$1.07		$0.36	$0.50
Year	$4.17		$1.46	$1.85
We estimate that the share count for determining diluted earnings per share for fiscal 2007 will be approximately (in thousands):

	2006	2007	2007
	Actual	Actual	Estimated
	(in thousands)
Quarter ended January 31	167,027	164,048
Quarter ending April 30	165,727		165,000
Quarter ending July 31	163,514		165,000
Quarter ending October 31	163,139		165,000
Year	164,852		164,750
In-the-money stock options are included in shares outstanding using the “treasury stock method” for calculating common stock equivalents. Because of the uncertainty of what our stock price will average during each quarter of fiscal 2007, for computing earnings per share we have assumed a constant price of $34 for the second, third and fourth quarters of fiscal 2007 which will give us a level number of diluted shares outstanding during the last nine months of fiscal 2007. We have assumed that we will repurchase shares to offset any options that will be exercised and any stock that will be issued under our Cash Bonus Program and Employee Stock Purchase Plan.
FORWARD LOOKING STATEMENT
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, land-related write-downs, effects of home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

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